Exhibit 99.1

November 5, 2014

Phoenix, Arizona

Knight Transportation Announces David Jackson to Become CEO and Kevin Knight to Remain Executive Chairman

Knight Transportation, Inc. (NYSE: KNX), one of North America’s largest and most diversified truckload transportation companies, today announced the following changes to its management team and board of directors effective January 1, 2015:

•
David A. Jackson will become Chief Executive Officer and a member of the board of directors, while retaining the title of President. Mr. Jackson has served as President since February 2011, and previously served as Chief Financial Officer from 2004 until 2012 and in various other capacities since joining the company in 2000.

•
Kevin P. Knight will remain Chairman of the Board and a full-time executive officer, with primary focus in the areas of strategic growth, capital allocation, and leadership development.  Mr. Knight has served as Chairman of the Board since 1999 and Chief Executive Officer since 1993.

Kevin Knight, Chairman and Chief Executive Officer, commented:  "Dave Jackson is the right person at the right time for the first CEO transition in our company's history.  This move has been long planned and marks the culmination of a multi-year development program managed by our board of directors and intended to secure Knight's leadership for years to come.  For the past few years as President, Dave has led the development of our next generation leadership team, our diversified services platform, and our information systems as Knight has grown to a billion dollar revenue company with multiple business units and industry leading profitability.  Because he worked his way up from procurement, to managing our independent contractors, to Chief Financial Officer, to President over a nearly 15-year period, Dave is steeped in Knight's culture and has helped instill it across the organization.  Our people already look to Dave for leadership, and it was time to make it official.  Coming off several highly successful quarters and with favorable industry dynamics, now is the time for the next generation of leaders to drive Knight's growth, while retaining active support from myself and the other members of the Knight family."

David A. Jackson, President, added:  "I'm honored to have this opportunity to lead our fellow Knight teammates, who collectively make this one of the most outstanding organizations in our industry.  I am surrounded by talented leaders and convinced that the depth of our team, the strength of our market position, and the breadth of opportunity for Knight have never been greater.  I would like to thank the board of directors, the Knight family, and Kevin in particular, for the years of training and mentoring that have led to this day, and for their confidence in supporting my development as well as many others.  I look forward to their active and ongoing support."

Knight Transportation, Inc. is a provider of multiple truckload transportation and logistics services using a nationwide network of service centers in the U.S. to serve customers throughout North America.  In addition to operating one of the country’s largest tractor fleets, Knight also contracts with third-party equipment providers to provide a broad range of truckload services to its customers while creating quality driving jobs for our driving associates and successful business opportunities for owner-operators.

Back to Form 8-K

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements generally may be identified by words such as “anticipates,” “believes,” “estimates,” “plans,” “projects,” “expects,” “hopes,” “intends,” “will,” “could,” “may,” and terms and phrases of similar substance.  Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  Accordingly, actual results may differ from those set forth in the forward-looking statements.  Readers should review and consider the factors that may affect future results and other disclosures by Knight in its press releases, stockholder reports, Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission. Knight disclaims any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

Contact: David Jackson, President, or Adam Miller, CFO – (602) 269-2000

Back to Form 8-K